Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

November 16, 2020

PropTech Acquisition Corporation
3415 N. Pines Way, Suite 204
Wilson, WY 83014

Ladies and Gentlemen:

We are acting as special counsel to PropTech Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4, which includes the Proxy Statement/Consent Solicitation Statement/Prospectus, originally filed with the Securities and Exchange Commission (the “Commission”) on October 13, 2020 (File No. 333-249468), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

In connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 30, 2020 (as amended on October 12, 2020), by and among PTAC Merger Sub Corporation, the Company, Porch.com, Inc. and, solely in his capacity as the representative of all Pre-Closing Holders, Joe Hanauer (the “Merger Agreement”), the Company expects to issue 52,783,023 shares of its common stock, par value $0.0001 per share (the “Common Stock”). Such shares of Common Stock, when issued in accordance with the Merger Agreement, are referred to herein as the “Merger Shares” and the issuance of the Merger Shares is referred to herein as the “Issuance”.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement attached to the Registration Statement as Annex A and filed as Exhibit 2.1 to the Registration Statement, (ii) the First Amendment to the Merger Agreement attached to the Registration Statement as Annex A-1 and filed as Exhibit 2.2 to the Registration Statement, (iii) the merger certificates prepared pursuant to the Merger Agreement and to be filed with the Secretary of State of the State of Delaware (the “Secretary”) prior to the Merger Issuance (the “Merger Certificates”), (iv) the Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement, (v) the Second Amended and Restated Certificate of Incorporation in the form filed as Exhibit 3.3 to the Registration Statement the Second Amended and Restated Certificate of Incorporation in the form filed as Exhibit 3.3 to the Registration Statement and to be filed with the Secretary prior to the Merger Issuance (the “Charter”), (vi) the Amended and Restated Bylaws (the “Bylaws”) of the Company attached to the Registration Statement as Annex C and filed as in the form filed as Exhibit 3.4 to the Registration Statement, (vii) resolutions of the board of directors and stockholders of the Company with respect to the Issuance (the “Resolutions”), and (viii) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

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PropTech Acquisition Corporation

November 16, 2020

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Merger Certificates have been filed with and accepted by the Secretary, (ii) the Bylaws are adopted by the board of directors of the Company, (ii) the Charter is validly adopted and filed with the Secretary, (iii) the certificates evidencing the Merger Shares have been duly executed and authenticated in accordance with the provisions of the Merger Agreement and duly delivered to the stockholders of Porch.com, Inc. in exchange for their shares of common stock of Porch.com, Inc., (iv) the appropriate certificates representing the Merger Shares are duly countersigned and registered by the Company’s transfer agent/registrar and (v) the Registration Statement becomes effective under the Act, the Merger Shares will be duly authorized and validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Offering.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP